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                                                                     Exhibit 5.1

                        [Letterhead of Winston & Strawn]

                             October 16, 2001


AirGate PCS, Inc.
Harris Tower
233 Peachtree St. NE, Suite 1700
Atlanta, Georgia 30303

Ladies and Gentlemen:

   We refer to the Registration Statement on Form S-4 (the "Registration Statement") of AirGate PCS, Inc., a Delaware corporation (the "Company"), filed on September 21, 2001, as amended on October 16, 2001, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to up to 13,316,382 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), which are to be issued in connection with the merger of a wholly owned subsidiary of the Company with and into iPCS, Inc., a Delaware corporation ("iPCS"), pursuant to the Agreement and Plan of Merger dated as of August 28, 2001 by and among iPCS and the Company (as it may be amended from time to time, the "Merger Agreement").


   We have examined and are familiar with (i) the Company's Certificate of Incorporation, as amended, (ii) the Company's By-Laws, as amended, and (iii) the corporate proceedings relating to the Merger Agreement and the Registration Statement. Upon the basis of the foregoing, and having satisfied ourselves as to such other matters of law and fact as we consider relevant for the purposes of this opinion, we advise you that, in our opinion, upon issuance and delivery of the Shares in accordance with the Merger Agreement, the Shares will have been validly issued, fully paid and non-assessable.

   The foregoing opinion is limited to the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name in the Registration Statement under the caption "Legal and Tax Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

                                          Very truly yours,

                                          /s/ Winston & Strawn